Exhibit 99.1

11011 Sunset Hills Road
Reston, Virginia 20190	News
www.gd.com

Contact: Jeff A. Davis
Tel: 703 876 3483
press@generaldynamics.com

General Dynamics Reports First-Quarter 2022 Financial Results

April 27, 2022

•Net earnings of $730 million on revenue of $9.4 billion
•Diluted EPS of $2.61, up 5.2% year over year
•Cash from operating activities of $2 billion
•Highest Aerospace backlog in more than a decade

RESTON, Va. – General Dynamics (NYSE: GD) today reported first-quarter 2022 net earnings of $730 million on revenue of $9.4 billion. Diluted earnings per share (EPS) were $2.61, a 5.2% increase from the year-ago quarter.

“Aerospace backlog grew for the fifth consecutive quarter, driven by continued strong Gulfstream demand, while operating discipline and growth in aviation services increased the group’s margins,” said Phebe N. Novakovic, chairman and chief executive officer. “Our defense segments delivered solid performance on key programs across the portfolios.”

Cash
Net cash provided by operating activities in the quarter totaled $2 billion, or 270% of net earnings. The company invested $141 million in capital expenditures, paid $330 million in dividends, and used $294 million to repurchase shares, ending the quarter with $2.9 billion in cash and equivalents on hand.

Backlog
Orders remained strong across the company with a consolidated book-to-bill ratio, defined as orders divided by revenue, of 1-to-1 for the quarter. In addition to company-wide backlog of $87.2 billion, estimated potential contract value, representing management’s estimate of additional value in unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options, was $41.8 billion. Total estimated contract value, the sum of all backlog components, was $129 billion.

Aerospace backlog grew $1.3 billion in the quarter to $17.6 billion, up 8.1%.

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Significant awards in the quarter for the three defense segments included a contract with a maximum potential value of $4.5 billion over 10 years from the National Geospatial-Intelligence Agency to provide hybrid cloud services and information technology design, engineering, and operations and sustainment services; a contract with a maximum potential value of $660 million from the Environmental Protection Agency for managed application, information, networking, enterprise and security services; $340 million from the U.S. Army to produce Stryker maneuver short-range air defense (M-SHORAD) vehicles; $325 million from the Army to upgrade Abrams main battle tanks; $260 million from the U.S. Navy to provide maintenance and repair services for an Arleigh Burke-class guided-missile destroyer and a Wasp-class amphibious assault ship; $235 million from the Army to provide spare parts, inventory management and support services for the Stryker wheeled combat vehicle program; $230 million to produce Piranha armored combat vehicles for Switzerland; and $260 million for several key classified contracts.

About General Dynamics
Headquartered in Reston, Virginia, General Dynamics is a global aerospace and defense company that offers a broad portfolio of products and services in business aviation; ship construction and repair; land combat vehicles, weapons systems and munitions; and technology products and services. General Dynamics employs more than 100,000 people worldwide and generated $38.5 billion in revenue in 2021. More information is available at www.gd.com.

Certain statements in this press release, including any statements about the company’s future operational and financial performance, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Words such as “expects,” “anticipates,” “plans,” “believes,” “forecasts,” “scheduled,” “outlook,” “estimates,” “should” and variations of these words and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on management’s expectations, estimates, projections and assumptions. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. Additional information regarding these factors is contained in the company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. All forward-looking statements speak only as of the date they were made. The company does not undertake any obligation to update or publicly release revisions to any forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

WEBCAST INFORMATION: General Dynamics will webcast its first-quarter 2022 financial results conference call at 9 a.m. EDT on Wednesday, April 27, 2022. The webcast will be a listen-only audio event available at www.gd.com. An on-demand replay of the webcast will be available by telephone one hour after the end of the call and end on May 4, 2022, at 866-813-9403 (international: +44 204-525-0658); passcode 488214. Charts furnished to investors and securities analysts in connection with General Dynamics’ announcement of its financial results are available at www.gd.com.
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EXHIBIT A
CONSOLIDATED STATEMENT OF EARNINGS - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Three Months Ended		Variance
	April 3, 2022	April 4, 2021	$	%
Revenue	$9,392	$9,389	$3	—%
Operating costs and expenses	(8,484)	(8,451)	(33)
Operating earnings	908	938	(30)	(3.2)%
Other, net	39	30	9
Interest, net	(98)	(123)	25
Earnings before income tax	849	845	4	0.5%
Provision for income tax, net	(119)	(137)	18
Net earnings	$730	$708	$22	3.1%
Earnings per share—basic	$2.63	$2.49	$0.14	5.6%
Basic weighted average shares outstanding	277.1	284.1
Earnings per share—diluted	$2.61	$2.48	$0.13	5.2%
Diluted weighted average shares outstanding	279.9	285.2

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EXHIBIT B
REVENUE AND OPERATING EARNINGS BY SEGMENT - (UNAUDITED)
DOLLARS IN MILLIONS

	Three Months Ended		Variance
	April 3, 2022	April 4, 2021	$	%
Revenue:
Aerospace	$1,903	$1,887	$16	0.8%
Marine Systems	2,651	2,483	168	6.8%
Combat Systems	1,675	1,820	(145)	(8.0)%
Technologies	3,163	3,199	(36)	(1.1)%
Total	$9,392	$9,389	$3	—%
Operating earnings:
Aerospace	$243	$220	$23	10.5%
Marine Systems	211	200	11	5.5%
Combat Systems	227	244	(17)	(7.0)%
Technologies	298	306	(8)	(2.6)%
Corporate	(71)	(32)	(39)	(121.9)%
Total	$908	$938	$(30)	(3.2)%
Operating margin:
Aerospace	12.8%	11.7%
Marine Systems	8.0%	8.1%
Combat Systems	13.6%	13.4%
Technologies	9.4%	9.6%
Total	9.7%	10.0%

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EXHIBIT C
CONSOLIDATED BALANCE SHEET
DOLLARS IN MILLIONS

	(Unaudited)
	April 3, 2022	December 31, 2021
ASSETS
Current assets:
Cash and equivalents	$2,907	$1,603
Accounts receivable	3,015	3,041
Unbilled receivables	7,888	8,498
Inventories	5,548	5,340
Other current assets	1,436	1,505
Total current assets	20,794	19,987
Noncurrent assets:
Property, plant and equipment, net	5,450	5,417
Intangible assets, net	1,926	1,978
Goodwill	20,114	20,098
Other assets	2,592	2,593
Total noncurrent assets	30,082	30,086
Total assets	$50,876	$50,073
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt and current portion of long-term debt	$1,005	$1,005
Accounts payable	3,190	3,167
Customer advances and deposits	6,363	6,266
Other current liabilities	3,478	3,540
Total current liabilities	14,036	13,978
Noncurrent liabilities:
Long-term debt	10,491	10,490
Other liabilities	8,335	7,964
Total noncurrent liabilities	18,826	18,454
Shareholders’ equity:
Common stock	482	482
Surplus	3,434	3,278
Retained earnings	35,800	35,420
Treasury stock	(19,837)	(19,619)
Accumulated other comprehensive loss	(1,865)	(1,920)
Total shareholders’ equity	18,014	17,641
Total liabilities and shareholders’ equity	$50,876	$50,073

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EXHIBIT D
CONSOLIDATED STATEMENT OF CASH FLOWS - (UNAUDITED)
DOLLARS IN MILLIONS

	Three Months Ended
	April 3, 2022	April 4, 2021
Cash flows from operating activities—continuing operations:
Net earnings	$730	$708
Adjustments to reconcile net earnings to net cash from operating activities:
Depreciation of property, plant and equipment	139	136
Amortization of intangible and finance lease right-of-use assets	74	79
Equity-based compensation expense	96	40
Deferred income tax benefit	(106)	(19)
(Increase) decrease in assets, net of effects of business acquisitions:
Accounts receivable	26	(30)
Unbilled receivables	617	52
Inventories	(234)	57
Increase (decrease) in liabilities, net of effects of business acquisitions:
Accounts payable	23	(216)
Customer advances and deposits	675	(544)
Other, net	(72)	(260)
Net cash provided by operating activities	1,968	3
Cash flows from investing activities:
Capital expenditures	(141)	(134)
Other, net	(6)	3
Net cash used by investing activities	(147)	(131)
Cash flows from financing activities:
Dividends paid	(330)	(315)
Purchases of common stock	(294)	(759)
Other, net	107	201
Net cash used by financing activities	(517)	(873)
Net cash used by discontinued operations	—	(12)
Net increase (decrease) in cash and equivalents	1,304	(1,013)
Cash and equivalents at beginning of period	1,603	2,824
Cash and equivalents at end of period	$2,907	$1,811

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EXHIBIT E
ADDITIONAL FINANCIAL INFORMATION - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

Other Financial Information:
	April 3, 2022	December 31, 2021
Debt-to-equity (a)	63.8%	65.2%
Book value per share (b)	$64.87	$63.54
Shares outstanding	277,705,115	277,620,943

	First Quarter
	2022	2021
Income tax payments, net	$15	$33
Company-sponsored research and development (c)	$107	$90
Return on sales (d)	7.8%	7.5%

Non-GAAP Financial Measures:
	First Quarter
	2022	2021
Free cash flow:
Net cash provided by operating activities	$1,968	$3
Capital expenditures	(141)	(134)
Free cash flow (e)	$1,827	$(131)

	April 3, 2022	December 31, 2021
Net debt:
Total debt	$11,496	$11,495
Less cash and equivalents	2,907	1,603
Net debt (f)	$8,589	$9,892
(a)Debt-to-equity ratio is calculated as total debt divided by total equity as of the end of the period.

(b)Book value per share is calculated as total equity divided by total outstanding shares as of the end of the period.

(c)Includes independent research and development and Aerospace product-development costs.

(d)Return on sales is calculated as net earnings divided by revenue.

(e)We define free cash flow as net cash provided by operating activities less capital expenditures. We believe free cash flow is a useful measure for investors because it portrays our ability to generate cash from our businesses for purposes such as repaying debt, funding business acquisitions, repurchasing our common stock and paying dividends. We use free cash flow to assess the quality of our earnings and as a key performance measure in evaluating management.

(f)We define net debt as short- and long-term debt (total debt) less cash and equivalents. We believe net debt is a useful measure for investors because it reflects the borrowings that support our operations and capital deployment strategy. We use net debt as an important indicator of liquidity and financial position.

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EXHIBIT F
BACKLOG - (UNAUDITED)
DOLLARS IN MILLIONS

	Funded	Unfunded	Total Backlog	Estimated Potential Contract Value*	Total Estimated Contract Value
First Quarter 2022:
Aerospace	$17,114	$501	$17,615	$1,829	$19,444
Marine Systems	27,656	15,258	42,914	4,316	47,230
Combat Systems	12,760	299	13,059	6,298	19,357
Technologies	9,067	4,579	13,646	29,347	42,993
Total	$66,597	$20,637	$87,234	$41,790	$129,024
Fourth Quarter 2021:
Aerospace	$15,878	$415	$16,293	$1,657	$17,950
Marine Systems	23,678	21,177	44,855	4,271	49,126
Combat Systems	12,584	509	13,093	6,936	20,029
Technologies	9,005	4,348	13,353	26,997	40,350
Total	$61,145	$26,449	$87,594	$39,861	$127,455
First Quarter 2021:
Aerospace	$11,545	$384	$11,929	$2,312	$14,241
Marine Systems	27,676	22,075	49,751	2,815	52,566
Combat Systems	14,085	143	14,228	9,120	23,348
Technologies	10,003	3,670	13,673	27,530	41,203
Total	$63,309	$26,272	$89,581	$41,777	$131,358

*The estimated potential contract value includes work awarded on unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options associated with existing firm contracts, including options and other agreements with existing customers to purchase new aircraft and aircraft services. We recognize options in backlog when the customer exercises the option and establishes a firm order. For IDIQ contracts, we evaluate the amount of funding we expect to receive and include this amount in our estimated potential contract value. The actual amount of funding received in the future may be higher or lower than our estimate of potential contract value.

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EXHIBIT F-1
BACKLOG - (UNAUDITED)
DOLLARS IN MILLIONS

$100,000
$90,000
$80,000
$70,000
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$0
$85,732
$82,669
$81,520
$89,489
$89,581
$89,247
$88,098
$87,594
$87,234
1Q20
2Q20
3Q20
4Q20
1Q21
2Q21
3Q21
4Q21
1Q22

Funded Backlog	Unfunded Backlog

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EXHIBIT F-2
BACKLOG BY SEGMENT - (UNAUDITED)
DOLLARS IN MILLIONS

AEROSPACE

$20,000
$15,000
$10,000
$5,000
$0
$11,929
$13,521
$14,690
$16,293
$17,615
1Q21
2Q21
3Q21
4Q21
1Q22

MARINE SYSTEMS
$60,000
$45,000
$30,000
$15,000
$0
$49,751
$47,530
$46,323
$44,855
$42,914
1Q21
2Q21
3Q21
4Q21
1Q22

COMBAT SYSTEMS
$20,000
$15,000
$10,000
$5,000
$0
$14,228
$14,428
$13,348
$13,093
$13,059
1Q21
2Q21
3Q21
4Q21
1Q22

TECHNOLOGIES
$20,000
$15,000
$10,000
$5,000
$0
$13,673
$13,768
$13,737
$13,353
$13,646
1Q21
2Q21
3Q21
4Q21
1Q22

Funded Backlog	Unfunded Backlog

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EXHIBIT G
FIRST QUARTER 2022 SIGNIFICANT ORDERS - (UNAUDITED)
DOLLARS IN MILLIONS

We received the following significant contract awards during the first quarter of 2022:
Marine Systems:
•$260 from the U.S. Navy to provide maintenance and repair services for an Arleigh Burke-class (DDG-51) guided-missile destroyer and a Wasp-class amphibious assault ship.
•$130 from the Navy for maintenance and modernization work on the USS Hartford, a Los Angeles-class submarine.
•$95 from the Navy for advanced nuclear plant studies (ANPS) in support of the Columbia-class submarine program.
•$75 from the Navy for changes in scope associated with DDG-51 contracts.
Combat Systems:
•$340 from the U.S. Army to produce Stryker maneuver short-range air defense (M-SHORAD) vehicles.
•$325 from the Army to upgrade Abrams battle tanks to the system enhancement package version 3 (SEPv3) configuration.
•$235 from the Army to provide spare parts and inventory management and support services for the Stryker wheeled combat vehicle program.
•$230 to produce Piranha armored combat vehicles for Switzerland.
•$45 to provide laser range finders and repair and management support services for Canadian light armored vehicle (LAV) programs.
Technologies:
•An indefinite delivery, indefinite quantity (IDIQ) contract from the National Geospatial-Intelligence Agency (NGA) to provide hybrid cloud services and information technology (IT) design, engineering, and operations and sustainment services. The contract has a maximum potential value of $4.5 billion over 10 years.
•$80 from the Environmental Protection Agency (EPA) for managed application, information, networking, enterprise and security services. The contract has a maximum potential value of $660.
•$260 for several key classified contracts.
•$190 from the U.S. Air Force for the Battlefield Information Collection and Exploitation System (BICES) program to provide intelligence information sharing capabilities and engineering services.
•$40 from the Defense Information Systems Agency (DISA) for an Identity, Credential and Access Management (ICAM) solution to provide secure identity, access and account management for Department of Defense (DoD) applications. The contract has a maximum potential value of $160.
•$130 to provide flight simulation services for the Army.
•$15 from the U.S. Department of Education to develop the Award Eligibility Determination system. The contract has a maximum potential value of $120.
•$110 to manufacture and deliver hardware in support of the SPY-6 radar program.
•$90 from the Army for computing and communications equipment under the Common Hardware Systems-5 (CHS-5) program.
•$85 from the Army to provide continued software support and engineering for the Warfighter Information Network-Tactical (WIN-T) Increment 2 program.
•$85 from the North Carolina Department of Health and Human Services in support of the Medicaid Management Information System.
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EXHIBIT H
AEROSPACE SUPPLEMENTAL DATA - (UNAUDITED)

	First Quarter
	2022	2021
Gulfstream Aircraft Deliveries (units):
Large-cabin aircraft	21	25
Mid-cabin aircraft	4	3
Total	25	28

Aerospace Book-to-Bill:
Orders*	$3,243	$2,457
Revenue	1,903	1,887
Book-to-Bill Ratio	1.70x	1.30x

*Does not include customer defaults, liquidated damages, cancellations, foreign exchange fluctuations and other backlog adjustments.

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